Exhibit 99.1

Ethan Allen Reports Fiscal 2025 First Quarter Results; Maintained Strong Margins and Operating Cash Flow Amid Challenging Economic Environment

DANBURY, CT – October 30, 2024 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2025 first quarter ended September 30, 2024.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with our first quarter financial and operating results amid the challenging economic environment. We continue to strengthen various areas of our vertically integrated enterprise, including our talent, product offerings, marketing, retail network, manufacturing, logistics, technology and social responsibility.”

“For the quarter ended September 30, 2024, we reported consolidated net sales of $154.3 million, gross margin of 60.8%, operating income of $17.6 million, operating margin of 11.4% and adjusted diluted EPS of $0.58. We continued strong cash generation and ended the quarter with total cash and investments of $186.4 million, up $23.2 million from a year ago. During the first quarter of fiscal 2025, we paid $20.2 million in cash dividends, which included $10.2 million in special cash dividends. We are also pleased to announce that yesterday our Board approved a regular quarterly cash dividend of $0.39 per share, payable on November 27, 2024.”

Mr. Kathwari continued, “Strengthening our team and investing in technology is a game changer. These two important factors have helped us to operate more efficiently. As of September 30, 2024, our headcount was 8.5% lower than a year ago and has been reduced by 27.9% since September 30, 2019.”

“As previously disclosed, one of our distribution centers located in Old Fort, North Carolina was impacted in September by significant flooding from Hurricane Helene. The disruption impacted shipments and we suffered a loss of $0.3 million related to damaged inventory and remediation costs. Restoration efforts have helped our distribution center resume normal shipping and receiving capacity.”

“We look forward to continued progress and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2025 FIRST QUARTER HIGHLIGHTS*

●	Consolidated net sales of $154.3 million compared with $163.9 million a year ago
o	Retail net sales of $132.8 million compared with $133.6 million
o	Wholesale net sales of $86.1 million compared with $99.4 million

●	Written order trends
o	Retail segment written orders were lower by 6.8%
o	Wholesale segment written orders declined by 4.8%

●	Consolidated gross margin of 60.8% compared with 61.1% last year

●	Operating margin of 11.4%; adjusted operating margin of 11.5% compared with 12.1% last year primarily due to fixed cost deleveraging from lower sales

●	Advertising expenses were equal to 2.3% of consolidated net sales, up from 2.0% in the prior year

●	Diluted EPS of $0.57 compared with $0.58; adjusted diluted EPS of $0.58

●	Generated $15.1 million of cash from operating activities compared with $16.7 million a year ago

●	Paid cash dividends totaling $20.2 million, which included a $0.40 per share special cash dividend and a regular quarterly cash dividend of $0.39 per share

●	Ended the quarter with $186.4 million in total cash and investments with no debt outstanding

●	Reduced inventory carrying levels to $143.2 million at September 30, 2024, down $6.4 million from a year ago

●	Ended the quarter with 3,347 total employees, down 8.5% from a year ago and 27.9% less than at September 30, 2019

●	Named America’s Best Premium Furniture Retailer for the second consecutive year by Newsweek

●

Operated 173 Ethan Allen retail design centers in North America as of September 30, 2024, including 142 Company-operated and 31 independently owned and operated locations; the Company also has design centers outside of North America

●

Ethan Allen’s western North Carolina distribution center sustained flooding from Hurricane Helene in September 2024 that resulted in a pre-tax charge of $0.3 million and a temporary disruption in shipments; employees have returned to work and normal operating capacity has resumed with an expected recovery from the delayed shipments during the second quarter of fiscal 2025

* See reconciliation of GAAP to adjusted key financial measures in the back of this release. Comparisons are to the fiscal 2024 first quarter.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended
	September 30,
	2024	2023
Net sales	$154,337	$163,892
Gross profit	$93,869	$100,141
Gross margin	60.8%	61.1%
GAAP operating income	$17,565	$18,351
Adjusted operating income*	$17,797	$19,843
GAAP operating margin	11.4%	11.2%
Adjusted operating margin*	11.5%	12.1%
GAAP net income	$14,719	$14,939
Adjusted net income*	$14,892	$16,054
Effective tax rate	25.3%	25.6%
GAAP diluted EPS	$0.57	$0.58
Adjusted diluted EPS*	$0.58	$0.63
Cash flows from operating activities	$15,080	$16,700

* See reconciliation of GAAP to adjusted key financial measures in the back of this release.

BALANCE SHEET and CASH FLOW

Cash and investments totaled $186.4 million at September 30, 2024, compared with $195.8 million at June 30, 2024. The decrease was due to $20.2 million in cash dividends paid and capital expenditures of $3.6 million partially offset by $15.1 million in cash generated from operating activities.

Cash from operating activities totaled $15.1 million during the first quarter of fiscal 2025, a decrease from $16.7 million in the prior year due to lower net income and changes in working capital.

Cash dividends paid were $20.2 million, which included a special cash dividend of $10.2 million, or $0.40 per share, and a regular quarterly cash dividend of $10.0 million, or $0.39 per share.

Inventories, net totaled $143.2 million at September 30, 2024, compared with $142.0 million at June 30, 2024.

Customer deposits from undelivered written orders totaled $74.1 million at September 30, 2024, comparable with $73.5 million at June 30, 2024. Wholesale backlog was $63.9 million at September 30, 2024, down 15.2% from a year ago, but up $10.4 million from June 30, 2024 due to the timing of incoming contract orders.

No debt outstanding at September 30, 2024.

DIVIDENDS

On July 30, 2024, the Company’s Board of Directors declared a $0.40 per share special cash dividend and a regular quarterly cash dividend of $0.39 per share, which were both paid on August 29, 2024. Ethan Allen has a long history of returning capital to shareholders and is pleased to pay a special cash dividend for the fourth consecutive year, which highlights the Company’s strong balance sheet and operating results.

More recently, on October 29, 2024, the Board of Directors declared a regular quarterly cash dividend of $0.39 per share, payable on November 27, 2024 to shareholders of record as of November 12, 2024.

CONFERENCE CALL

Ethan Allen will host a conference call with investors and analysts today, October 30, 2024, at 5:00 PM (Eastern Time) to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13748634

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), recently named America’s #1 Premium Furniture Retailer by Newsweek, is a leading interior design destination combining state-of-the-art technology with personal service. Our design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, we manufacture about 75% of our custom-crafted furniture in our North American manufacturing facilities and have been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow us on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,
	2024	2023
Net sales	$154,337	$163,892
Cost of sales	60,468	63,751
Gross profit	93,869	100,141
Selling, general and administrative expenses	76,072	80,298
Restructuring and other charges, net of gains	232	1,492
Operating income	17,565	18,351
Interest and other income, net	2,198	1,785
Interest and other financing costs	60	61
Income before income taxes	19,703	20,075
Income tax expense	4,984	5,136
Net income	$14,719	$14,939

Net income per diluted share	$0.57	$0.58
Diluted weighted average common shares	25,618	25,618

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	June 30,
	2024	2024
ASSETS
Current assets
Cash and cash equivalents	$59,234	$69,710
Investments, short-term	76,730	91,319
Accounts receivable, net	6,855	6,766
Inventories, net	143,204	142,040
Prepaid expenses and other current assets	27,329	22,848
Total current assets	313,352	332,683

Property, plant and equipment, net	213,875	215,258
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	111,977	114,242
Deferred income taxes	874	824
Investments, long-term	50,426	34,772
Other assets	2,072	2,010
Total ASSETS	$737,704	$744,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$27,221	$27,400
Customer deposits	74,054	73,471
Accrued compensation and benefits	19,522	20,702
Current operating lease liabilities	27,854	27,387
Other current liabilities	8,664	4,736
Total current liabilities	157,315	153,696

Operating lease liabilities, long-term	98,468	100,897
Deferred income taxes	2,872	3,035
Other long-term liabilities	4,398	4,373
Total LIABILITIES	263,053	262,001

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	474,725	482,980
Noncontrolling interests	(74)	(64)
Total shareholders’ equity	474,651	482,916
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$737,704	$744,917

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)	Three months ended
	September 30,
	2024	2023	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$17,565	$18,351	(4.3%)
Adjustments (pre-tax)*	232	1,492
Adjusted operating income*	$17,797	$19,843	(10.3%)

Consolidated Net sales	$154,337	$163,892	(5.8%)
GAAP Operating margin	11.4%	11.2%
Adjusted operating margin*	11.5%	12.1%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$14,719	$14,939	(1.5%)
Adjustments, net of tax*	173	1,115
Adjusted net income	$14,892	$16,054	(7.2%)
Diluted weighted average common shares	25,618	25,618
GAAP Diluted EPS	$0.57	$0.58	(1.7%)
Adjusted diluted EPS*	$0.58	$0.63	(7.9%)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended
(In thousands)	September 30,
	2024	2023
Hurricane Helene impact	$335	$-
Orleans, Vermont flood	18	2,096
Gain on sale-leaseback transaction	(218)	(655)
Severance and other charges	97	51
Adjustments to operating income	$232	$1,492
Related income tax effects on non-recurring items(1)	(59)	(377)
Adjustments to net income	$173	$1,115

(1) Calculated using the marginal tax rate for each period presented